EXHIBIT 21.1

                        SUBSIDIARY COMPANIES AND STATE OR
                          JURISDICTION OF INCORPORATION




 UNITED STATES -
 Atwood Drilling, Inc.                           Delaware                 100%
 Atwood Hunter Co.                               Delaware                 100%
 Atwood Management, Inc.                         Delaware                 100%
 Atwood Oceanics Management, LP                  Delaware                 100%
 ATW Management, Inc.                            Delaware                 100%
 Atwood Deep Seas, Ltd.                          Texas                    100%
 FOREIGN -
 Atwood Oceanics Drilling Pty. Ltd.              Australia                100%
 Atwood Oceanics Australia Pty Limited           Australia                100%
 Atwood Oceanics Platforms Pty. Ltd.             Australia                100%
 Atwood Oceanics Services Pty. Ltd.              Australia                100%
 Atwood Oceanics West Tuna Pty. Ltd.             Australia                100%
 Atwood Oceanics Pacific Limited                 Cayman Islands, B.W.I.   100%
 Alpha Offshore Drilling Services                Cayman Islands, B.W.I.   100%
 Atwood Oceanics International Limited           Cayman Islands, B.W.I.   100%
 Swiftdrill Offshore Drilling Services           Cayman Islands, B.W.I.   100%
 Swiftdrill, Inc.                                Cayman Islands, B.W.I.   100%
 Atwood Oceanics Leasing Limited                 Labuan                   100%
 Atwood Oceanics (M) Sdn Bhd                     Malaysia                 100%
 Clearways Offshore Drilling Sdn. Bhd.           Malaysia                 49%
 Drillquest (M) Sdn. Bhd.                        Malaysia                 100%
 PT Alpha Offshore Drilling                      Indonesia                100%
 PT Pentawood Offshore Drilling                  Indonesia                  80%
 Aurora Offshore Services Gmbh                   Germany                  100%
 Swiftdrill Nigeria Limited                      Nigeria                    60%
 Atwood Oceanics Services                        Singapore                100%